                                                                   EXHIBIT 10.10

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                       EXCLUSIVE PATENT LICENSE AGREEMENT

                                      WITH

                                  NANOSYS, INC.

                                       TABLE OF CONTENTS

RECITALS ....................................................................      1
1. Definitions ..............................................................      2
2. Grant of Rights ..........................................................      6
3. COMPANY Diligence Obligations ............................................      7
4. Royalties and Payment Terms ..............................................      9
5. Reports and Records ......................................................     13
6. Patent Prosecution .......................................................     15
7. Infringement .............................................................     16
8. Indemnification and Insurance ............................................     17
9. No Representations or Warranties ........................................     19
10. Assignment ..............................................................     19
11. General Compliance with Laws ............................................     20
12. Termination .............................................................     21
13. Dispute Resolution ......................................................     22
14. Miscellaneous ...........................................................     23
APPENDIX A ..................................................................     28
APPENDIX B ..................................................................     29
EXHIBIT A ...................................................................     31
EXHIBIT B ...................................................................     32
EXHIBIT C ...................................................................     33

                      MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                       EXCLUSIVE PATENT LICENSE AGREEMENT

         This Agreement, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between the Massachusetts Institute of Technology ("M.I.T."), a Massachusetts corporation, with a principal office at 77 Massachusetts Avenue, Cambridge, MA 02139-4307 and Nanosys, Inc. ("COMPANY"), a Delaware corporation, with a principal place of business at 2625 Hanover Street, Palo Alto, CA 94304.

                                    RECITALS

         WHEREAS, M.I.T. is the owner of certain PATENT RIGHTS (as later defined herein) and has the right to grant licenses under said PATENT RIGHTS;

         WHEREAS, Moungi Bawendi, an inventor of the PATENT RIGHITS and current employee of M.I.T., has or will shortly acquire equity in COMPANY, the Conflict Avoidance Statement of Moungi Bawendi is attached as Exhibit A hereto;

         WHEREAS, Moungi Bawendi, an inventor of the PATENT RIGHTS, has or will shortly acquire equity in COMPANY not resulting from this Agreement, the Inventor/Author Acknowledgment of No Equity Distribution in M.I.T.'s institutional equity share is attached as Exhibit B hereto;

         WHEREAS, M.I.T.'s Vice President for Research has approved that Moungi Bawendi, an inventor of the PATENT RIGHTS, now holds or shall shortly acquire equity in COMPANY and that M.I.T. is accepting equity as partial consideration for the rights and licenses granted under this Agreement;

         WHEREAS, M.I.T. desires to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

         WHEREAS, COMPANY has represented to M.I.T., to induce M.I.T. to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

         WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, M.I.T. and COMPANY hereby agree as fellows:

                                 1. DEFINITIONS.

         1.1 "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY. For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

         1.2 "COMBINATION PRODUCT" shall mean a LICENSED PRODUCT sold in combination with one or more other components which are themselves not LICENSED PRODUCTS and where such other components could reasonably be deemed to be separate product(s).

         1.3 "FIELDS" shall mean FIELD A and FIELD B.

         1.4 "FIELD A" shall mean all fields.

         1.5 "FIELD B" shall mean all fields excluding the field of [*** Redacted] and the field of [*** Redacted].

         1.6 "LICENSED PRODUCT" shall mean any product or part thereof that:

                  (a)absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

                  (b) is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

         1.7 "LICENSED PROCESS" shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         1.8 "NET SALES" [*** Redacted]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*** Redacted]

         1.9 "PATENT RIGHTS" shall mean PATENT RIGHTS A and PATENT RIGHTS B.

         1.10 "PATENT RIGHTS A" shall mean:

                  (a) the United States and international patents listed on Appendix A:

                  (b) the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

                  (c) any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter in or supported by the patent applications listed on Appendix A, and the resulting patents;

                  (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

                  (e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter in or supported by the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

         1.11 "PATENT RIGHTS B" shall mean:

                  (a) the United States and international patents listed on Appendix B;

                  (b) the United States and international patent applications and/or provisional applications listed on Appendix B and the resulting patents;

                  (c) any patent applications resulting from the provisional applications listed on Appendix B, and any divisional, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix B and of such patent applications that result from the provisional applications listed on Appendix B, to the extent the claims are directed to subject matter in or supported by the patent applications listed on Appendix B, and the resulting patents;


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (d) any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

                  (e) international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant International equivalents to divisisntinuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter in or supported by the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting parents.

         1.12 "REPORTING PERIOD" shall begin on the first day of each calendar [*** Redacted] and end on the last day of such calendar [*** Redacted].

         1.13 "SUBLICENSE INCOME" shall mean any payments that COMPANY receives from a SUBLICENSEE, including any sublicense entered into in settlement of any claim of infringement in consideration of the sublicense of the rights granted COMPANY under Section 2.1, including without limitation [*** Redacted] on NET SALES, and other payments, but specifically excluding, [*** Redacted] or for COMPANY associated with [*** Redacted] used in performance of research and development; [*** Redacted] expenses; [*** Redacted] amounts received for [*** Redacted]; and amounts in consideration of any other rights or licenses under any [*** Redacted] the COMPANY other then the [*** Redacted].

         1.14 "SUBLICENSEE" shall mean any non-AFFILIATE sublicensee of the rights granted COMPANY under Section 2.1.

         1.15 "TERM" shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration, abandonment, or written express disclaimer of the validity or enforceability by M.I.T, of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

         1.16 "TERRITORY" shall mean worldwide.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                               2. GRANT OF RIGHTS.

         2.1 License Grants.

                  (a) Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS A to develop, make, have made, use, sell, offer to sell, lease, or import LICENSED PRODUCTS in FIELD A in the TERRITORY and to develop and perform LICENSED PROCESSES in FIELD A in the TERRITORY for the TERM.

                  (b) Subject to the terms of this Agreement, M.I.T. hereby grants to COMPANY and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS B to develop, make, have made, use, sell, offer to sell, lease, or import LICENSED PRODUCTS in FIELD B in the TERRITORY and to develop and perform LICENSED PROCESSES in FIELD B in the TERRITORY for the TERM.

         2.2 Exclusivity.

                  (a) In order to establish exclusivity for COMPANY for PATENT RIGHTS A, M.I.T. agrees that it shall not grant any other license to develop, make, have made, use, sell, offer to sell, lease or import LICENSED PRODUCTS in FIELD A in the TERRITORY or to perform LICENSED PROCESSES in FIELD A in the TERRITORY for the TERM.

                  (b) In order to establish exclusivity for COMPANY for PATENT RIGHTS B in FIELD B, M.I.T. agrees that it shall not grant any other license to develop, make, have made, use, sell, offer to sell, lease or import LICENSED PRODUCTS or to perform LICENSED PROCESSES in FIELD B in the TERRITORY for the TERM, subject to a pre-existing nonexclusive license to [*** Redacted] dated [*** Redacted] which grants rights to [*** Redacted] in the field of [*** Redacted]

                  (c) M.I.T. hereby warrants that, to the best of its knowledge without due inquiry, it has the right to grant the licenses and establish exclusivity as set forth in Sections 2.1 and 2.2, subject to Article 9 of this Agreement.

         2.3 Sublicenses. COMPANY shall have the right to grant sublicenses of its rights under Section 2.1. COMPANY shall incorporate terms and conditions into its sublicenses agreements sufficient to enable COMPANY to comply with this Agreement. COMPANY shall promptly furnish M.I.T. with a fully, signed photocopy of any sublicense agreement. Sublicense

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

agreements provided to M.I.T. under this section may be provided in redacted form, provided that such redacted sublicense agreements contain all terms necessary for M.I.T. to determine COMPANY'S compliance with the obligations of this Agreement; and provided further that upon request, M.I.T's representatives can review the sublicenses in their entirety at COMPANY'S facility. Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default shall maintain their license under the then existing terms and conditions, provided that such terms and conditions are at least as favorable to M.I.T. as the terms of this Agreement, and provided that such SUBLICENSEE assume all unsatisfied and unwaived, past, current, and future obligations of COMPANY under this Agreement.

         2.4 U.S. Manufacturing. COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States, to the extent required by law.

         2.5 Retained Rights.

                  (a) M.I.T. M.I.T. retains the right to practice under the PATENT RIGHTS for research, teaching, and educational purposes.

                  (b) Federal Government. COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. Sections 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

         2.6 No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of M.I.T. or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

                        3. COMPANY DILIGENCE OBLIGATIONS.

         3.1 Diligence Requirements. COMPANY shall use diligent efforts, or shall cause its AFFILIATES and SUBLICENSEES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public. Specifically, COMPANY or AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

                  (a) Within [*** Redacted] after the EFFECTIVE DATE, COMPANY shall furnish M.I.T. with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS, specifying the number of staff and other resources to be devoted to such commercialization effort.

                  (b) Within [*** Redacted] after the end of each [*** Redacted], COMPANY shall furnish M.I.T. with a written report (consistent with Section 5.1 (a)) on the progress of its efforts during the immediately preceding [*** Redacted] to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES. The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

                  (c) COMPANY shall develop a working model on or before the date [*** Redacted] from the EFFECTIVE DATE, and permit an in-plant inspection by M.I.T. on or before the date [*** Redacted] months from the EFFECTIVE DATE, and thereafter permit in-plant inspections by M.I.T. at regular intervals with at least [*** Redacted] months between each such inspection.

                  (d) COMPANY, its AFFILIATES or SUBLICENSEES, shall fund research toward the development of LICENSED PRODUCTS and/or LICENSED PROCESSES in each calendar year (pro-rated for partial years) beginning in 2003, and as provided below, and ending with the first commercial sale of a LICENSED PRODUCT or a first commercial performance of a LICENSED PROCESS. Such funding shall include funding of research and/or development of technology reasonably necessary for commercial or technical viability of the LICENSED PRODUCTS.

Year                          Funding
2003                          [*** Redacted]
2004                          [*** Redacted]
2005 and thereafter           [*** Redacted]

                  (e) COMPANY shall make a first commercial sale of a LICENSED PRODUCT and/or a first commercial performance of a LICENSED PROCESS on or before [*** Redacted].


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (f) COMPANY shall make annual NET SALES according to the following schedule:

2009                                 [*** Redacted];
2010                                 [*** Redacted];
2011 and each year
through and including 2014           [*** Redacted];
2015, and each year thereafter       [*** Redacted].

         In the event that M.I.T. determines that COMPANY (or an AFFILIATE or SUBLICENSEE) has failed to fulfill any of its obligations under this Section 3.1, then M.I.T. may treat such failure as a material breach in accordance with Section 12.3(b). To the extent that COMPANY has made commercially reasonable efforts to meet its obligations, then M.I.T. may, in its discretion, amend or extend the schedule of such obligations.

                         4. ROYALTIES AND PAYMENT TERMS.

         4.1 Consideration for Grant of Rights. In consideration for the rights granted herein, COMPANY agrees to the following:

                  (a) License Issue Fee and Patent Cost Reimbursement. COMPANY shall pay to M.I.T. within [*** Redacted] days of the EFFECTIVE DATE a license issue fee of [*** Redacted], and, in accordance with Section 6.3, shall reimburse M.I.T. for its actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS, less any expenses that have already been reimbursed by another party or for which another party is obligated to reimburse M.I.T. These payments are nonrefundable.

                  (b) License Maintenance Fees. COMPANY shall pay to M.I.T. the following license maintenance fees on the dates set forth below:

June 1, 2004                          [*** Redacted]
June 1, 2005                          [*** Redacted]
June 1, 2006                          [*** Redacted]
June 1, 2007                          [*** Redacted]
June 1, 2008 and every
       June 1 thereafter              [*** Redacted]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                           This annual license maintenance fee is nonrefundable,
however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

                  (c) Running Royalties. COMPANY shall pay to M.I.T. a running royalty of [*** Redacted] of NET SALES by COMPANY and AFFILIATES. Running royalties shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [*** Redacted] days of the end of each REPORTING PERIOD.

                  (d)      Sharing of SUBLICENSE INCOME. COMPANY shall pay

M.I.T. a total of [*** Redacted] of all SUBLICENSE INCOME received by COMPANY. Such amount shall be payable for each REPORTING PERIOD and shall be due to M.I.T. within [*** Redacted] days of the end of each REPORTING PERIOD. This
[*** Redacted] may be reduced by one percentage point per each [*** Redacted] of research directed by COMPANY specifically toward the development of LICENSED PRODUCTS and/or LICENSED PROCESSES, with the percentage of shared SUBLICENSE INCOME to be no less than [*** Redacted] of SUBLICENSE INCOME or [*** Redacted] of NET SALES by SUBLICENSEE, whichever is greater.

                  (e) No Multiple Royalties. If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

                  (f)      Equity.

                           (i)      Initial Grant. Within thirty (30) days of
the EFFECTIVE DATE, COMPANY shall sell and issue a total of Fifty Thousand (50,000) shares of Common Stock of COMPANY, $.001 par value per share, (the "Shares") to M.I.T. at a price of $0.12 per share for a total of $6,000.00. M.I.T. shall have the right to assign and transfer such shares to such persons as M.I.T. shall direct ("M.I.T. Holder"), and each M.I.T. Holder shall receive such a number of shares as M.I.T. shall direct provided that such M.I.T. Holder is an accredited investor as defined by Rule 50l(a) of Regulation D under the Securities Act of 1933, or provides COMPANY with an executed Investor Representation Statement in substantially the form attached hereto as Exhibit C. Upon issuance of shares hereunder, M.I.T. will, at COMPANY'S direction, execute a shareholder agreement, co-sale agreement and voting agreement in a mutually agreeable form.

                           (ii)     Participation in Future Private Equity
Offerings. M.I.T. (specifically not including M.I.T. Holders) shall have the right of first offer to purchase an


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

amount of securities of COMPANY of any class or kind which COMPANY proposes to sell in a non-registered private placement ("Preemptive Securities") sufficient to maintain M.I.T.'s proportionate beneficial ownership interest in COMPANY (on an as-converted, fully diluted basis) (M.I.T's "Pro Rata Portion" as defined below). Notwithstanding the foregoing, Preemptive Securities will not include and, M.I.T. will not have a right of first offer as provided in this Agreement to purchase (i) securities issued upon the closing of a public offering of COMPANY's common stock resulting in gross proceeds to COMPANY of at least $10 million (a "Qualified Public Offering"), (ii) securities issued upon conversion of Preferred Stock or other warrants or other convertible or exercisable securities of COMPANY outstanding as of the date hereof, (iii) securities issued in connection with any stock split or stock dividend of COMPANY, recapitalizations or the like, (iv) Common Stock issued to employees, officers, or directors of, or contractors, consultants or advisors to, COMPANY pursuant to stock purchase or stock option plans, stock bonuses or awards, contracts or other arrangements approved by COMPANY's Board of Directors, (v) shares of capital stock issued to a financial institution which has loaned funds to COMPANY, the terms of which are approved by COMPANY's Board of Directors, (vi) shares of capital stock issued to equipment or real property lessors, the terms of which are approved by COMPANY's Board of Directors, (vii) shares of capital stock issued in connection with the acquisition of technology or licenses, the terms of which are approved by COMPANY's Board of Directors, or (viii) securities issued to non-financial corporations in connection with a license, distribution, development, foundry or similar "corporate partner" agreement, the terms of which are approved by COMPANY's Board of Directors. If COMPANY wishes to make any such sale of Preemptive Securities, it shall give M.I.T. prior written notice ("Prior Written Notice") of the proposed sale. The notice shall set forth (i) COMPANY's bona fide intention to offer Preemptive Securities and
(ii) the material terms and conditions of the proposed sale (including the number of shares to be offered and the price, if any, for which COMPANY proposes to offer such share), and the date by which the Acceptance Notice (as defined below) is due, and shall constitute an offer to sell Preemptive Securities to M.I.T. on such terms and conditions. M.I.T. may accept such offer by delivering a written notice of acceptance (an "Acceptance Notice") to COMPANY within fifteen (15) days after receipt of the Prior Written Notice. Notwithstanding the foregoing, COMPANY shall provide M.I.T. with up to thirty (30) days after M.I.T.'s receipt of the Prior Written Notice before M.I.T.'s required delivery of the Acceptance Notice, if such additional time will not unduly delay or jeopardize the closing of the COMPANY's proposed sale of such Preemptive Securities. M.I.T. in exercising their rights of first offer shall be entitled at their option to participate in the purchase of Preemptive Securities on a pro rata basis to the extent necessary to maintain M.I.T.'s proportionate beneficial ownership interest in COMPANY (M.I.T.'s "Pro Rata Portion") (for purposes of determining M.I.T.'s Pro Rata Portion with respect to any issuance of Preemptive Securities, other security holders shall be treated as owning that number of shares of Common Stock into which any outstanding Preferred Stock may be converted, while the total COMPANY interest will be calculated on an as-converted to Common Stock basis, assuming full conversion and exercise of all outstanding convertible or exercisable securities). If M.I.T. elects to exercise its right of first offer and does not complete the purchase of such Preemptive Securities within ten (10] days after delivery of its Acceptance Notice to COMPANY, COMPANY may complete the sale of Preemptive Securities on the terms and conditions specified in COMPANY's notice within the one hundred and twenty (120) day period following the expiration of such ten (10) day period. If COMPANY does not enter into an agreement for the sale of Preemptive Securities to M.I.T. pursuant to a delivered Acceptance Notice within such ten (10) day period, or if COMPANY does not otherwise consummate an agreement for the sale of Preemptive Securities within such one hundred and twenty (120) day period, the right provided hereunder shall be deemed to be revived and all future shares of Preemptive Securities shall not be offered unless first re-offered to M.I.T. in accordance with this Agreement.

                           (iii)    Waiver and Expiration of Right of First
Offer. The right of first offer granted under this Agreement shall terminate upon the closing of a firm commitment for a Qualified Public Offering. The right of first offer granted to M.I.T. under this Agreement may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) by written consent from a majority of COMPANY'S Preferred Stock having a right of first offer to purchase COMPANY securities, unless M.I.T. also consents in writing to such waiver of the right granted to M.I.T. hereunder, which consent shall not be unreasonably withheld.

         4.2 Payments.

                  (a) Method of Payment. All payments under this Agreement should be made payable to "Massachusetts Institute of Technology" and sent to the address identified in Section 14.1. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

                  (b) Payments in U.S. Dollars. All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD. Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

                  (c) Late Payments. Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at [*** Redacted] the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

                             5. REPORTS AND RECORDS.

         5.1 Frequency of Reports-

                  (a) Before First Commercial Sale. Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. annually, within [*** Redacted] days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in
Section 5.2.

                  (b) Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS. COMPANY shall report to M.I.T. the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within [*** Redacted] days of occurrence in each country.

                  (c) After First Commercial Sale. After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to M.I.T. within [*** Redacted] days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

         5.2 Content of Reports and Payments. Each report delivered by COMPANY to M.I.T. shall contain at least the following information for the immediately preceding REPORTING PERIOD:

                  (a) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                  (b) a description of LICENSED PROCESSES performed by COMPANY its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

                  (c) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

                  (d) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

                  (e) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

                  (f) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to M.I.T. from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

                  (g) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

                  (h) the dollar amount funded by COMPANY, AFFILIATES and SUBLICENSEES toward research and development pursuant to Section 4.1 (d) of this Agreement.

         If no amounts are due to M.I.T. for any REPORTING PERIOD, the report shall so state.

         5.3 Financial Statements. On or before the [*** Redacted] day following the close of COMPANY'S fiscal year, COMPANY shall provide M.I.T. with COMPANY'S financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY's treasurer, chief financial officer, or vice president of finance, or by an independent auditor. All financial statements provided by COMPANY shall be treated as confidential in accordance with the requirements of Section 14.1.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

 5.4 Records. COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to M.I.T. in relation to this Agreement, which records shall contain sufficient information to permit M.I.T. to confirm the accuracy of any reports delivered to M.I.T. and compliance in other respects with this Agreement. The relevant party shall retain such records for at least [*** Redacted] years following the end of the calendar year to which they pertain, during which time M.I.T., or M.I.T.'s appointed agents, shall have the right, at M.I.T.'s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of [*** Redacted], COMPANY shall bear the full cost of such audit and shall remit any amounts due to M.I.T. within [*** Redacted] days of receiving notice thereof from M.I.T.

                             6. PATENT PROSECUTION.

         6.1 Responsibility for PATENT RIGHTS. M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS. COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance. While both Parties accept the current counsel for the preparation, maintenance and prosecution of PATENT RIGHTS (PATENT COUNSEL), M.I.T. and COMPANY shall each have the right to notify the other Party of a desire to designate new or different PATENT COUNSEL. In the event of such notification, M.I.T. and COMPANY shall meet and mutually agree upon new or different PATENT COUNSEL. In the event the parties fail to agree, M.I.T., shall choose a new PATENT COUNSEL.

         6.2 International (non-United States) Filings. Appendix A and Appendix B include a list of countries in which patent applications corresponding to the United States patent applications have been filed, prosecuted, and maintained. Each Appendix may be amended by mutual agreement of COMPANY and M.I.T. to add additional countries in which foreign applications shall be filed after the EFFECTIVE DATE. Notwithstanding the foregoing, failure to amend the Appendices to reflect international or foreign filings that are otherwise subject to this Agreement shall not limit the PATENT RIGHTS hereunder.

         6.3 Payment of Expenses. Payment of all fees and costs, including attorneys fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS not reimbursed by other licensees shall be the responsibility of COMPANY, whether such amount were incurred before or after the EFFECTIVE DATE. As of [*** Redacted], M.I.T. has incurred


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

approximately [*** Redacted] for such patent-related fees and costs in FIELD A. As of [*** Redacted], COMPANY'S portion of patent related fees and costs in FIELD B equals approximately [*** Redacted]. COMPANY shall reimburse all amounts due pursuant to this Section within [*** Redacted] days of invoicing, which invoicing shall include reasonable documentation of amounts due, including copies of relevant portions of invoices to M.I.T.; late payments shall accrue interest pursuant to Section 4.2(c). In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

                                7. INFRINGEMENT.

         7.1 Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

         7.2 Right to Prosecute Infringements.

                  (a) COMPANY Right to Prosecute. So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the relevant FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in such FIELD in the TERRITORY, subject to Sections 7.4 and 7.5. If required by law, M.I.T. shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that COMPANY shall hold M.I.T. harmless from, and indemnify M.I.T. against, any costs, expenses, or liability that M.I.T. incurs in connection with such action.

                           Prior to commencing any such action, COMPANY shall
consult with M.I.T. and shall consider the views of M.I.T. regarding the advisability of the proposed action and its effect on the public interest. COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of M.I.T. which consent shall not be unreasonably withheld.

                  (b) M.I.T. Right to Prosecute. In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, M.I.T. shall have the right, at its sole discretion, to prosecute such infringement under its sole control and at its sole expense, and any recovery obtained shall belong to M.I.T.

         7.3 Declaratory Judgment Actions. In the event that a declaratory judgment action is brought against M.I.T. or COMPANY by a third party alleging invalidity, unenforceability, or


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

non-infringement of the PATENT RIGHTS, M.I.T., at its option, shall have the right within [*** Redacted] after commencement of such action to take over the sole defense of the action at its own expense. If M.I.T. does not exercise this right, COMPANY may take over the sole defense of the action at COMPANY's sole expense, subject to Sections 7.4 and 7.5.

         7.4 Offsets. COMPANY may offset a total of [*** Redacted] of any expenses incurred under Sections 7.2 and 7.3 against any payments due to M.I.T. under Article 4, provided that in no event shall such payments under Article 4, when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than [*** Redacted] in any REPORTING PERIOD.

         7.5 Recovery. Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from M.I.T. as described in Section 7.4),
(ii) as to ordinary damages, COMPANY shall receive an amount equal to [*** Redacted], or whichever measure of damages the court shall have applied, and COMPANY shall pay to M.I.T. based upon such amount a [*** Redacted] that COMPANY [*** Redacted], and (iii) as to special or punitive damages, the COMPANY shall pay M.I.T. [*** Redacted] of any such award.

         7.6 Cooperation. Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

                        8. INDEMNIFICATION AND INSURANCE

         8.1 Indemnification.

                  (a) Indemnity. Except in the case of a final determination of M.I.T.'s gross negligence, COMPANY shall indemnify, defend, and hold harmless M.I.T. and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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(including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, imported, or performed pursuant to any right or license granted to COMPANY or AFFILIATES under this Agreement.

                  (b) Procedures. The Indemnitees agree to provide COMPANY with [*** Redacted] written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to M.I.T. to defend against any such claim. The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. COMPANY agrees to keep M.I.T. informed of the progress in the defense and disposition of such claim and to consult with M.I.T. with regard to any proposed settlement.

         8.2 Insurance. Prior to the first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS, and thereafter, COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1 (a) above. Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by M.I.T., such approval not to be unreasonably withheld, (ii) shall list M.I.T. as an additional insured thereunder, (iii) shall be endorsed to include product liability coverage, and (iv) shall require [*** Redacted] written notice to be given to M.I.T. prior to any cancellation or material change thereof. The limits of such insurance shall not be less than [*** Redacted] per occurrence with an aggregate of [*** Redacted] for bodily injury including death; [*** Redacted] per occurrence with an aggregate of [*** Redacted] for property damage; and [*** Redacted] per occurrence with an aggregate of [*** Redacted] for errors and omissions. In the alternative, COMPANY may self-insure subject to prior approval of M.I.T. COMPANY shall provide M.I.T. with Certificates of Insurance evidencing compliance with this Section. COMPANY shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or
(ii) to


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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

perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of [*** Redacted] years.

                       9. NO REPRESENTATIONS OR WARRANTIES

         EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, M.I.T. makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT or LICENSED PROCESS will not infringe any patents or other intellectual property rights of M.I.T. or of a third party.

         In no event shall M.I.T.'s liability for breaching any representation or warranty set forth herein exceed the cash amount actually received by M.I.T. from COMPANY under Article 4.

         IN NO EVENT SHALL M.I.T., ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

                                 10. ASSIGNMENT.

         This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of M.I.T., except in conjunction with a sale of all or substantially all of the assets of the COMPANY, provided that the Assignee agree in writing to accept all obligations of the COMPANY under this Agreement.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                       19
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                        11. GENERAL COMPLIANCE WITH LAWS

         11.1 Compliance with Laws. COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCT and LICENSED PROCESSES.

         11.2 Export Control. COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold M.I.T. harmless (in accordance with Section 8.1) for the consequences of any such violation.

         11.3 Non-Use of M.I.T. Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of "Massachusetts Institute of Technology," [*** Redacted] or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T., or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of M.I.T. The foregoing notwithstanding, without the consent of M.I.T., COMPANY may state that it is licensed by M.I.T. under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.

         11.4 Marking of LICENSED PRODUCTS. To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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                                 12. TERMINATION

         12.1 Voluntary Termination by COMPANY. COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least [*** Redacted] prior written notice to M.I.T., such notice to state the date at least [*** Redacted] in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to M.I.T. through such termination effective date.

         12.2 Cessation of Business. If COMPANY ceases to carry on its business related to this Agreement as indicated by, inter alia, the COMPANY's failure to meet its diligence obligations as set forth in Article 3 of this Agreement, as originally executed, M.I.T. shall have the right to terminate this Agreement [*** Redacted] upon written notice to COMPANY. Notwithstanding the foregoing, it is agreed that COMPANY'S failure to meet the diligence obligations set forth in
Article 3 of this Agreement alone, either as originally executed or as amended from time to time, shall not be a cessation of business related to this Agreement, as contemplated by this section.

         12.3 Termination for Default.

                  (a) Nonpayment. In the event COMPANY fails to pay any amounts due and payable to M.I.T. hereunder, and fails to make such payments within [*** Redacted] days after receiving written notice of such failure, M.I.T. may terminate this Agreement [*** Redacted] upon written notice to COMPANY.

                  (b) Material Breach. In the event COMPANY commits a material breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within [*** Redacted] after receiving written notice thereof, M.I.T. may terminate this Agreement [*** Redacted] upon written notice to COMPANY. If COMPANY objects to the basis for such termination in writing within [*** Redacted] days of such written notice, then any such termination shall be stayed pending final resolution as provided under Section 13 of this Agreement.

         12.4 Effect of Termination.

                  (a) Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 8, 9, 13 and 14, and Sections 4.1 (f), 5.2 (obligation to provide final report and payment), 5.4, 11.1, 11.2, 12.4 and 14.1 (Confidentiality).


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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                  (b)      Inventory. Upon the early termination of this
Agreement. COMPANY and its AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that (j) COMPANY pays M.I.T. the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement, and (ii) COMPANY and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within [*** Redacted] after the effective date of termination.

                  (c) Pre-termination Obligations. In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

                             13. DISPUTE RESOLUTION.

         13.1 Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

         13.2 Equitable Remedies. Although the procedures specified in his Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

         13.3 Dispute Resolution Procedures.

                  (a) Mediation. In the event any dispute arising out of or relating to this Agreement remains unresolved within [*** Redacted] from the date the affected party informed the other party of such dispute, either party may initiate mediation upon written notice to the other party ("Notice Date"), whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes (http://www.cpradr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure, The mediator will be


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within [*** Redacted] after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until the first of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within [*** Redacted] after the Notice Date.

                  (b) Trial Without Jury. If the parties fail to resolve the dispute through mediation, or if neither party ejects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

         13.4 Performance to Continue. Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations. Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement, not to permit M.I.T. to bring suit against COMPANY, its AFFILIATES and/or SUBLICENSEES for infringement of any of the PATENT RIGHTS, pending final resolution.

         13.5 Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending. The parties shall cooperate in taking any actions necessary to achieve this result.

                               14. MISCELLANEOUS.

         14.1 Confidentiality. All information provided to M.I.T. by COMPANY under this agreement, including but not limited to relevant portions of sublicense agreements, technical reports, development plans, marketing evaluations and reports, information obtained from plant inspections, and royalty reports, shall be deemed to be Confidential Information if such information is marked "Confidential."

                  (a) M.I.T. will maintain the confidentiality of the Confidential Information and will not disclose the Confidential Information to any third party, and will not use the Confidential Information for any purpose other than as necessary to administer this Agreement.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

In maintaining the confidentiality of the Confidential Information, M.I.T. will use the same degree of care it uses in protecting its own information of like import, and in no event, less than reasonable care.

                  (b) The obligations of M.I.T. with respect to Confidential Information will not apply to information disclosed under this agreement to the extent such information:

                           (i) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of M.I.T;

                           (ii) is in M.I.T.'s possession at the time of disclosure other than as a result of prior disclosure by COMPANY or a breach of any legal obligation by M.I.T. or a third party;

                           (iii) becomes known to M.I.T. through disclosure by sources other than COMPANY having no duty of confidentiality to COMPANY, whether direct or indirect, with respect to such information and having the legal right to disclose such information;

                           (iv) is independently developed by M.I.T. without reference to or reliance upon the Confidential Information; or

                           (v) is required to be disclosed by M.I.T. to comply with applicable laws or governmental regulations, provided that the M.I.T. provides prior written notice of such disclosure to the COMPANY and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

                  (c) The provisions of this section relating to Confidentiality of research and development reports provided pursuant to Article 3 and Sections 5.1 and 5.2 shall be in force and effect until [*** Redacted] following the termination of this Agreement. The provisions of this section relating to other disclosures of Confidential Information shall be in force and effect for [*** Redacted], as to each specific disclosure, from the date of each such disclosure.

         14.2 Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


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          If to M.I.T., all matters relating to the license:

                        Technology Licensing Office, Room NE25-230
                        Massachusetts Institute of Technology
                        77 Massachusetts Avenue
                        Cambridge, MA 02139-4307
                        Attention: Director
                        Tel: 617-253-6966
                        Fax: 617-258-6790

         If to M.I.T., relating to any equity action after the initial issuance of shares:

                        Massachusetts Institute of Technology
                        Treasurer's Office
                        238 Main Street
                        Cambridge, MA 02142
                        Attention: Phillips B. Moore
                        Tel: 617-253-5422
                        Fax: 617-258-6676

         If to COMPANY:       Nanosys, Inc.
                              2625 Hanover Street
                              Palo Alto, CA 94304
                              Attention: Vice President, Intellectual Property
                              Tel: (650) 846-2500
                              Fax: (650) 846-2501

                  All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.

         14.3 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, of the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

         14.4 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or not, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

         14.5 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

         14.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within [*** Redacted] days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13. While the dispute is pending resolution, this Agreement shall be construed as if such provision we re deleted by agreement of the parties.

         14.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

         14.8 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

         14.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

THE EFFECTIVE DATE OF THIS AGREEMENT IS Sept 5, 2002.

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY                                 NANOSYS, INC.

By: /s/ Lita L. Nelsen                      By: /s/  Lawrence A. Bock
    ---------------------------------          ---------------------------------
Name: LITA L. NELSEN, DIRECTOR             Name: LAWRENCE BOCK
      TECHNOLOGY LICENSING OFFICE          Title: President
Title:

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY

By: /s/ Alice P. Gast
    ----------------------------------
Name: Alice P. Gast, Ph.D.
Title: Robert T. Haslam Professor,
       Vice President for Research, and
       Associate Provost

                                   APPENDIX A
                     List of Patent Applications and Patents

I.       United States Patents and Applications

[*** Redacted]

II.      International (non-U.S.) Patents and Applications

[*** Redacted]



*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                   APPENDIX B
                     List of Patent Applications and Patents

I.       United States Patents and Applications

[*** Redacted]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

[*** Redacted]

II.      International (non-US.) Patents and Europe Applications

[*** Redacted]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    EXHIBIT A

                          CONFLICT AVOIDANCE STATEMENT

                           Name: Moungi Bawendi

                           Dept. or Lab.: Chemistry

                           Company: Nanosys

                           Address: _________________________________
                           __________________________________________

                           Licensed Technology: _____________________
                           __________________________________________
                           __________________________________________

Because of the M.I.T. license granted to the above company and my equity* position and continuing relationship with this company, I acknowledge the potential for a possible conflict of interest between the performance of research at M.I.T. and my contractual or other obligations to this company. Therefore, I will not:

         1) use students at M.I.T. for research and development projects for the company;

         2)       restrict or delay access to information from my M.I.T.
                  research;

         3) take direct or indirect research support from the company in order to support my activities at M.I.T.; or

         4)       employ students at the company, except in accordance with
                  Section 4.5.2, "Faculty and Students," in the Policies and Procedures Guide.

In addition, in order to avoid the appearance of a conflict, I will attempt to differentiate clearly between the intellectual directions of my M.I.T. research and my contributions to the company. To that end, I will expressly inform my department head/laboratory director annually of the general nature of my activities on behalf of the company.

                                                  Signed: Moungi Bawendi
                                                          ----------------------
                                                  Date: 8/12/02

Approved by: /s/ Stephen J. Lippard
Name (print): STEPHEN J. LIPPARD
(Dept. Head or Lab Dir)

* "Equity" includes stock, options, warrants or other financial instruments convertible into stock, which are directly or indirectly controlled by the inventor.

                                    EXHIBIT B

                         INVENTOR/AUTHOR ACKNOWLEDGMENT
                            OF NO EQUITY DISTRIBUTION
                              FORM VERSION 8/22/01

         In partial reliance on the undersigned's execution of this Acknowledgment, M.I.T. has entered into the license agreement to which this Acknowledgment is attached (the "LICENSE") in which COMPANY received certain licenses to the technology listed below, on some or all of which the undersigned is a listed inventor or author. The undersigned, independently of the LICENSE, has received or will soon acquire equity in Nanosys ("COMPANY"), and, in accordance with M.I.T.'s licensing policies contained in M.I.T.'s Guide to the Ownership, Distribution and Commercial Development of M.I.T. Technology as that policy may be amended from time to time (specifically Section 4.2.5 as of this Form Version date), the undersigned, on his/her own behalf and on behalf of his/her heirs and assigns, acknowledges and agrees that he/she has no right to receive any share of equity income received by M.I.T. in consideration for the LICENSE.

         Technology Licensed as of the EFFECTIVE DATE of the LICENSE:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

Witness: /s/(ILLEGIBLE)                       Signed: /s/ Moungi Bawendi
         -------------------------                    --------------------------
                                              Print Name: Moungi Bawendi
                                              Date: 8/12/02

                                    EXHIBIT C

                        INVESTOR REPRESENTATION STATEMENT

                                   (attached)

                        INVESTOR REPRESENTATION STATEMENT
                              _______________, 2002

         In connection with the purchase of _______________shares of Common Stock (the "SHARES")of Nanosys, Inc. (the "COMPANY"), the undersigned M.I.T. Holder, as defined in the [AGREEMENT] dated as_______, does hereby represent to the Company as follows:

         (a) Preexisting Relationship with Company; Business and Financial Experience; Accredited Investor. I either (i) have a preexisting business and/or personal relationship with the Company and/or its officers, directors or controlling persons, or (ii) by reason of my business or financial experience or the business or financial experience of my professional advisors who are unaffiliated with the Company and who are not compensated by the Company, have the capacity to protect my own interests in connection with the receipt of the Shares.

         (b) Investment Intent; Blue Sky. I am acquiring the Shares for investment for my own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. I understand that the issuance of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of my investment intent and the accuracy of my representations as expressed herein. My address set forth below represents my true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable "Blue Sky" laws.

         (c) Rule 144. I acknowledge that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. I am aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares received in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         (d) No Public Market. I understand that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         (e) Restrictions on Transfer; Restrictive Legends. I understand that the transfer of the Shares is restricted by applicable state and Federal securities laws, and that the certificates representing the Shares will be imprinted with legends restricting transfer except in compliance therewith.

         (f) Access to Data. I have had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. I have also had an opportunity to ask questions of officers of the Company. I understand that such discussions, as well as any written information issued by the Company, are intended to describe certain aspects of the Company's business and prospects but are not a thorough or exhaustive description.

         (g) Tax Liability. I have reviewed with my own tax advisors the tax consequences of the transactions contemplated by this Agreement. I will rely solely on such advisors and not on any statements or representations of the Company or any of the Company's agents with respect to such tax consequences. I understand that I, and not the Company, shall be responsible for my own tax liability that may arise as a result of my receipt of the Shares.

         (h) Limited Operating History. I acknowledge that the Company was incorporated on July 12, 2001 as a new business and has a limited operating history.

         (i) Risks. I am aware that the Securities are highly speculative and that there can be no assurance as to what return, if any, there may be. I am aware that the Company may issue additional securities in the future which could result in the dilution of my ownership interest in the Company.

         (j) Additional Undertaking. I hereby agree to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either myself or the Shares pursuant to the express provisions described herein.

M.I.T. HOLDER

_______________________________
SIGNATURE

_______________________________
PRINT NAME

ADDRESS:

_______________________________
_______________________________
_______________________________

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